Exhibit 99.1

ADM Reports Third Quarter Earnings of $0.40 per Share,
$0.89 per Share on an Adjusted Basis

•Net earnings of $225 million; adjusted net earnings of $499 million
•Outstanding results, great execution in all three businesses
•Continued focus on Readiness to drive growth, innovation, sustainability

CHICAGO, October 29, 2020—ADM (NYSE: ADM) today reported financial results for the quarter ended September 30, 2020.

“We delivered an outstanding quarter, and I am proud of our team’s continued great performance,” said Chairman and CEO Juan Luciano.

“Across the enterprise, ADM colleagues are doing what it takes to help our customers and our company succeed and grow. Our strategic initiatives, combined with exceptional execution, are driving strong results across all of our businesses. Readiness is enhancing our performance, accelerating our work in areas ranging from operations to sales. Our strong cash generation is allowing us to retire higher-cost debt while retaining balance sheet flexibility. And Nutrition continues its impressive upward trajectory, delivering a fifth consecutive quarter of 20-plus percent year-over-year operating profit growth.

“From our Strive 35 sustainability goals, to our partnership with Spiber to produce plant-based polymers, to the announcement of a significant expansion in probiotics with our new state-of-the art facility in Valencia, we’re advancing our work to enrich the quality of life around the globe. We’re excited about our future as we look ahead to another strong quarter, with positive momentum continuing through 2021.”

Third Quarter 2020 Highlights

(Amounts in millions except per share amounts)	2020	2019
Earnings per share (as reported)	$0.40	$0.72
Adjusted earnings per share[1]	$0.89	$0.77

Segment operating profit	$904	$758
Adjusted segment operating profit[1]	$849	$764
Ag Services and Oilseeds	436	417
Carbohydrate Solutions	246	182
Nutrition	147	118
Other Business	20	47

•
EPS as reported of $0.40 includes a $0.53 per share charge related to early debt retirement, a $0.03 per share charge related to the mark-to-market adjustment of the exchangeable bond issued in August 2020, a $0.10 per share credit related to the gain on sale of Wilmar shares and certain assets, and other charges totaling $0.03 per share. Adjusted EPS, which excludes these items, was $0.89.[1]

1 Non-GAAP financial measures; see pages 5, 10, 11 and 13 for explanations and reconciliations, including after-tax amounts.

Results of Operations

Ag Services & Oilseeds results were higher than the third quarter of 2019. Both Ag Services and Crushing saw expanding margins during the quarter, resulting in approximately $155 million in total negative timing effects, which are expected to reverse in the coming quarters.

•
Ag Services executed extremely well to capitalize on strong North American industry export margins and volumes. Results were lower in South America, as the pace of Brazilian farmer selling slowed as expected following the aggressive selling in the first half of the year. Global Trade’s continued focus on serving customers contributed significantly to results, as did a $54 million settlement related to 2019 U.S. high water insurance claims. Negative timing impacts of almost $80 million led to lower overall results versus the prior year.

•
In Crushing, strong execution in an environment of tighter soybean supplies and solid global demand for meal and oil supported improved execution margins in North and South America, partially offset by lower year-over-year margins in EMEAI. Negative timing impacts of approximately $75 million versus a gain of approximately $50 million recognized in the prior-year quarter led to lower year-over-year results.

•	Refined Products and Other delivered significantly higher year-over-year results, driven by improved biodiesel margins around the globe. Packaged oils in South America also contributed.

•	Equity earnings from Wilmar were substantially higher versus the prior-year period.

Carbohydrate Solutions results were significantly higher year over year.

•
Starches and Sweeteners subsegment results were substantially higher versus the third quarter of 2019. In North America, balanced ethanol industry supply and demand drove improved wet mill ethanol margins versus the prior year. Demand for starches in North America was substantially stronger than earlier in the year, and higher than the prior-year quarter. Reduced food service demand affected sweetener and flour volumes, though retail demand for flour remained solid. Strong risk management and improved net corn costs contributed positively to results. EMEAI delivered improved results on higher demand and reduced manufacturing and raw material costs.

•
In Vantage Corn Processors, distribution gains on wet mill ethanol, in addition to significantly improved year-over-year industry ethanol margins, helped to offset fixed costs from the two temporarily idled dry mills, driving higher year-over-year results. Increased volumes and margins of USP-grade industrial alcohol for hand sanitizer also supported improved performance.

Nutrition delivered its fifth consecutive quarter of 20-plus percent year-over-year profit growth.

•
Human Nutrition results were substantially higher versus the prior-year quarter, with improved results across the business portfolio. Flavors delivered another exceptional quarter, driven by increased revenue globally and improved mix and margins. Plant-based proteins helped drive a solid performance in Specialty Ingredients. Sales growth in probiotics, along with income from the Spiber fermentation agreement, contributed to strong results in Health & Wellness.

•
Animal Nutrition was higher year over year. Continued delivery of Neovia synergies, strength in livestock feed and year-over-year improvement in amino acids were partially offset by softer aquaculture feed demand as well as negative foreign currency impacts.

Other Business results were lower, driven by lower ADM Investor Services earnings and captive insurance underwriting losses, including a $17 million settlement impact for the high water claim with Ag Services & Oilseeds.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $904 million for the quarter includes charges related to asset impairment, restructuring, and settlement activities of $2 million and gains on the sale of Wilmar shares and certain assets of $57 million ($0.10 per share).

During the quarter, the company leveraged its strong cash position to re-balance its mix of long- and short-term debt, which will also reduce future interest payments, by economically retiring $1.2 billion of higher-coupon debt, resulting in a debt extinguishment charge of $396 million ($0.53 per share).

In Corporate results, unallocated corporate costs for the quarter were higher year over year due primarily to variable performance-related compensation expense accruals, which were low in the prior year. Other charges increased due to railroad maintenance expenses, partially offset by improved foreign hedging results on intercompany funding and investment gains in ADM Ventures. Corporate results also include the early debt retirement charge referenced above, a mark-to-market loss on the exchangeable bonds issued in August 2020 of $15 million ($0.03 per share), and an impairment charge of $6 million ($0.01 per share).

The effective tax rate for the quarter was a benefit of 13 percent compared to an expense of 19 percent in the prior year. The current quarter rate reflects the effects of the early debt retirement as well as the sale of Wilmar shares and increased year-over-year Wilmar earnings on the annual effective tax rate. The impact of U.S. tax credits, primarily the biodiesel and railroad tax credits, also contributed significantly to the decreased Q3 rate from the prior year; the railroad tax credits have an offsetting expense in cost of products sold. Absent the effect of EPS adjusting items, the effective tax rate for the current quarter was approximately 11 percent.

Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q3 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on October 30, 2020, at 8:00 a.m. Central Time to discuss financial results and provide a company update, including an overview of our Nutrition business. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
At ADM, we unlock the power of nature to provide access to nutrition worldwide. With industry-advancing innovations, a complete portfolio of ingredients and solutions to meet any taste, and a commitment to sustainability, we give customers an edge in solving the nutritional challenges of today and tomorrow. We’re a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company. Our breadth, depth, insights, facilities and logistical expertise give us unparalleled capabilities to meet needs for food, beverages, health and wellness, and more. From the seed of the idea to the outcome of the solution, we enrich the quality of life the world over. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Source: Corporate Release

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Nine months ended
	September 30			September 30
(In millions)	2020	2019	Change	2020	2019	Change

Segment Operating Profit	$904	$758	$146	$2,316	$2,014	$302
Specified items:
(Gains) losses on sales of assets and businesses	(57)	—	(57)	(80)	(12)	(68)
Impairment, restructuring, and settlement charges	2	6	(4)	60	52	8
Adjusted Segment Operating Profit	$849	$764	$85	$2,296	$2,054	$242

Ag Services and Oilseeds	$436	$417	$19	$1,271	$1,196	$75
Ag Services	147	161	(14)	482	326	156
Crushing	66	138	(72)	249	493	(244)
Refined Products and Other	127	80	47	286	223	63
Wilmar	96	38	58	254	154	100

Carbohydrate Solutions	$246	$182	$64	$509	$470	$39
Starches and Sweeteners	257	197	60	533	547	(14)
Vantage Corn Processors	(11)	(15)	4	(24)	(77)	53

Nutrition	$147	$118	$29	$447	$316	$131
Human Nutrition	128	102	26	372	293	79
Animal Nutrition	19	16	3	75	23	52

Other Business	$20	$47	$(27)	$69	$72	$(3)

Segment Operating Profit	$904	$758	$146	$2,316	$2,014	$302

Corporate Results	$(704)	$(255)	$(449)	$(1,189)	$(922)	$(267)

Interest expense - net	(83)	(85)	2	(246)	(276)	30
Unallocated corporate costs	(196)	(139)	(57)	(579)	(454)	(125)
Other charges	(8)	—	(8)	(25)	(18)	(7)
Specified items:
LIFO credit (charge)	—	16	(16)	91	(10)	101
Early debt retirement charges	(396)	—	(396)	(410)	—	(410)
Expenses related to acquisitions	—	—	—	—	(14)	14
Loss on debt conversion option	(15)	—	(15)	(15)	—	(15)
Impairment and restructuring charges	(6)	(47)	41	(5)	(150)	145
Earnings Before Income Taxes	$200	$503	$(303)	$1,127	$1,092	$35

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
	(in millions, except per share amounts)

Revenues	$15,126	$16,726	$46,377	$48,327
Cost of products sold (1)	14,084	15,648	43,276	45,349
Gross profit	1,042	1,078	3,101	2,978
Selling, general, and administrative expenses (2)	636	578	1,938	1,839
Asset impairment, exit, and restructuring costs (3)	4	53	61	200
Equity in (earnings) losses of unconsolidated affiliates	(160)	(88)	(403)	(279)
Interest income	(16)	(47)	(71)	(142)
Interest expense (4)	100	97	270	307
Other (income) expense - net (5)	278	(18)	179	(39)
Earnings before income taxes	200	503	1,127	1,092
Income tax (benefit) expense (6)	(26)	95	38	212
Net earnings including noncontrolling interests	226	408	1,089	880

Less: Net earnings (losses) attributable to noncontrolling interests	1	1	4	5
Net earnings attributable to ADM	$225	$407	$1,085	$875

Diluted earnings per common share	$0.40	$0.72	$1.93	$1.55

Average diluted shares outstanding	562	563	563	565

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $(91) million in the current YTD and $(16) million and $10 million in the prior quarter and YTD, respectively.

(2) Includes a settlement charge of $4 million in the current quarter and YTD and acquisition-related expenses of $14 million in the prior YTD.

(3) Includes charges related to impairment of certain assets and restructuring of $4 million and $61 million in the current quarter and YTD, respectively, and charges related to impairment of certain assets, restructuring, and pension settlement of $53 million and $200 million in the prior quarter and YTD, respectively.

(4) Includes charges related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $15 million in the current quarter and YTD.

(5) Includes current quarter and YTD gains related to the sale of Wilmar shares and certain other assets totaling $57 million and $80 million, respectively, and early debt retirement charges of $396 million and $410 million, respectively, and prior YTD gains related to the sale of certain assets and a step-up gain on an equity investment of $12 million and a settlement charge of $2 million.

(6) Includes the tax benefit impact of the above specified items and tax discrete items totaling $88 million and $69 million, in the current quarter and YTD, respectively, and the tax benefit impact of the above specified items and certain discrete items totaling $13 million and $57 million in the prior quarter and YTD, respectively.

Summary of Financial Condition
(unaudited)

	September 30, 2020	September 30, 2019
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$948	$932
Short-term marketable securities (a)	—	26
Operating working capital (b)	8,122	7,457
Property, plant, and equipment	9,816	10,101
Investments in and advances to affiliates	4,771	5,399
Long-term marketable securities	9	10
Goodwill and other intangibles	5,275	5,401
Other non-current assets	2,158	1,715
	$31,099	$31,041
Financed By
Short-term debt (a)	$209	$1,242
Long-term debt, including current maturities (a)	7,924	7,646
Deferred liabilities	3,540	3,205
Temporary equity	85	53
Shareholders’ equity	19,341	18,895
	$31,099	$31,041

(a)	Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Nine months ended
	September 30
	2020	2019
	(in millions)
Operating Activities
Net earnings	$1,089	$880
Depreciation and amortization	727	742
Asset impairment charges	50	50
(Gains) losses on sales of assets	(132)	(37)
Loss on debt extinguishment	410	—
Other - net	151	65
Change in deferred consideration in securitized receivables(a)	(4,603)	(5,714)
Other changes in operating assets and liabilities	792	375
Total Operating Activities	(1,516)	(3,639)

Investing Activities
Purchases of property, plant and equipment	(558)	(566)
Net assets of businesses acquired	(3)	(1,946)
Proceeds from sale of business/assets	708	43
Investments in retained interest in securitized receivables(a)	(2,121)	(3,813)
Proceeds from retained interest in securitized receivables(a)	6,724	9,527
Marketable securities - net	(1)	41
Investments in and advances to affiliates	(5)	(12)
Other investing activities	(16)	(23)
Total Investing Activities	4,728	3,251

Financing Activities
Long-term debt borrowings	1,790	3
Long-term debt payments	(2,032)	(615)
Net borrowings (payments) under lines of credit	(993)	960
Share repurchases	(117)	(150)
Cash dividends	(607)	(592)
Other	16	(36)
Total Financing Activities	(1,943)	(430)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	1,269	(818)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	2,990	3,843
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$4,259	$3,025

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.

Segment Operating Analysis
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,970	9,062	27,236	27,002
Corn	4,084	5,619	13,717	16,297
Total processed volumes	13,054	14,681	40,953	43,299

	Quarter ended		Nine months ended
	September 30		September 30
	2020	2019	2020	2019
	(in millions)
Revenues
Ag Services and Oilseeds	$11,527	$12,616	$35,347	$36,382
Carbohydrate Solutions	2,064	2,565	6,394	7,409
Nutrition	1,451	1,457	4,359	4,263
Other Business	84	88	277	273
Total revenues	$15,126	$16,726	$46,377	$48,327

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30				Nine months ended September 30
	2020		2019		2020		2019
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$225	$0.40	$407	$0.72	$1,085	$1.93	$875	$1.55
Adjustments:
LIFO charge (credit) (a)	—	—	(12)	(0.02)	(69)	(0.12)	8	0.01
Losses (gains) on sales of assets and businesses (b)	(54)	(0.10)	—	—	(72)	(0.13)	(9)	(0.02)
Impairment, restructuring, and settlement charges (c)	5	0.01	41	0.08	49	0.09	156	0.28
Expenses related to acquisitions (d)	—	—	—	—	—	—	9	0.02
Early debt retirement charges (e)	300	0.53	—	—	311	0.55	—	—
Loss on debt conversion option (f)	15	0.03	—	—	15	0.03	—	—
Tax adjustment (g)	8	0.02	(5)	(0.01)	16	0.03	(7)	(0.01)
Sub-total adjustments	274	0.49	24	0.05	250	0.45	157	0.28
Adjusted net earnings and adjusted EPS	$499	$0.89	$431	$0.77	$1,335	$2.38	$1,032	$1.83

(a)
Current YTD changes in the Company’s LIFO reserves of $(91) million pretax ($69 million after tax), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $(16) million and $10 million pretax, respectively ($12 million and $8 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter and YTD gain of $57 million pretax ($54 million after tax) and $80 million pretax ($72 million after tax), respectively, primarily related to the sale of Wilmar shares and certain other assets, tax effected using the applicable tax rates. Prior YTD gains of $12 million pretax ($9 million after tax) related to the sale of certain assets and a step-up gain on an equity investment, tax effected using the Company’s U.S. income tax rate.

(c)
Current quarter and YTD charges of $8 million pretax ($5 million after tax) and $65 million pretax ($49 million after tax), respectively, related to the impairment of certain assets, restructuring, and a settlement, tax effected using the applicable rates. Prior quarter and YTD charges of $53 million and $202 million pretax, respectively ($41 million and $156 million after tax, respectively), related to the impairment of certain assets, restructuring, and pension settlement, tax effected using the applicable tax rates.

(d)	Prior YTD acquisition expenses of $14 million pretax ($9 million after tax) consisted of expenses primarily related to the Neovia acquisition.

(e)
Current quarter and YTD early debt retirement charges of $396 million pretax ($300 million after tax) and $410 million pretax ($311 million after tax), respectively, tax effected using the Company’s U.S. income tax rate, related to the early repurchase of certain of the Company’s debentures.

(f)
Current quarter and YTD loss on debt conversion option of $15 million pretax ($15 million after tax) related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020.

(g)
Tax adjustment totaling $8 million and $16 million due to certain discrete items in the current quarter and YTD, respectively, and $(5) million and $(7) million due to U.S. tax reform and certain discrete items in the prior quarter and YTD, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2019	Mar. 31, 2020	Jun 30, 2020	Sep. 30, 2020	Sep. 30, 2020

Net earnings attributable to ADM	$504	$391	$469	$225	$1,589
Adjustments:
Interest expense	95	83	87	100	365
LIFO	27	(91)	—	—	(64)
Other adjustments	253	48	8	355	664
Total adjustments	375	40	95	455	965
Tax on adjustments	(8)	(7)	(23)	(120)	(158)
Net adjustments	367	33	72	335	807
Total Adjusted ROIC Earnings	$871	$424	$541	$560	$2,396

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2019	Mar. 31, 2020	Jun 30, 2020	Sep. 30, 2020	Quarter Average

Equity (1)	$19,208	$18,952	$19,293	$19,322	$19,194
+ Interest-bearing liabilities (2)	8,891	12,512	9,181	8,141	9,681
+ LIFO adjustment (net of tax)	69	—	—	—	17
Other adjustments	274	39	6	259	145
Total Adjusted Invested Capital	$28,442	$31,503	$28,480	$27,722	$29,037

Adjusted Return on Invested Capital					8.3%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended September 30, 2020.

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2019	Mar. 31, 2020	Jun 30, 2020	Sep. 30, 2020	Sep. 30, 2020
			(in millions)
Earnings before income taxes	$496	$375	$552	$200	$1,623
Interest expense	95	83	87	100	365
Depreciation and amortization	251	245	244	238	978
LIFO charge (credit)	27	(91)	—	—	(64)
Losses (gains) on sales of assets and businesses	101	—	(23)	(57)	21
Asset impairment and restructuring charges	103	41	16	8	168
Railroad maintenance expense	51	73	—	28	152
Early debt retirement charges	—	—	14	396	410
Expenses related to acquisitions	3	—	—	—	3
Adjusted EBITDA	$1,127	$726	$890	$913	$3,656

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2019	Mar. 31, 2020	Jun 30, 2020	Sep. 30, 2020	Sep. 30, 2020
			(in millions)
Ag Services and Oilseeds	$833	$514	$502	$527	$2,376
Carbohydrate Solutions	258	148	274	323	1,003
Nutrition	160	199	217	201	777
Other Business	20	15	39	21	95
Corporate	(144)	(150)	(142)	(159)	(595)
Adjusted EBITDA	$1,127	$726	$890	$913	$3,656

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended September 30, 2019.

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2018	Mar. 31, 2019	Jun 30, 2019	Sep. 30, 2019	Sep. 30, 2019
			(in millions)
Earnings before income taxes	$312	$315	$274	$503	$1,404
Interest expense	97	101	109	97	404
Depreciation and amortization	235	245	248	249	977
LIFO charge (credit)	(4)	1	25	(16)	6
Losses (gains) on sales of assets and businesses	8	(12)	—	—	(4)
Asset impairment, restructuring, & settlement charges	250	11	138	53	452
Expenses related to acquisitions	12	14	—	—	26
Adjusted EBITDA	$910	$675	$794	$886	$3,265

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2018	Mar. 31, 2019	Jun 30, 2019	Sep. 30, 2019	Sep. 30, 2019
			(in millions)
Ag Services and Oilseeds	$711	$510	$457	$511	$2,189
Carbohydrate Solutions	281	178	274	264	997
Nutrition	99	134	173	175	581
Other Business	(3)	24	18	55	94
Corporate	(178)	(171)	(128)	(119)	(596)
Adjusted EBITDA	$910	$675	$794	$886	$3,265

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the
Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.